We consent to the incorporation by reference in this Registration
Statement of Telco Communications Group, Inc. on Form S-8 of our report dated May 10, 1996, appearing in the Company's Registration Statement on Form S-1, Commission File No. 333-05857, as amended, for the years ending December 31, 1995 and 1995 and to the reference to us under the heading "Experts" in the Reoffer Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Richmond, Virginia
November 1, 1996